TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                         Touchstone Variable Series Trust
                                              Income Opportunity Fund



 Name of Issuer:                                     Consolidated Container

Name of Security:                           Consolidated Container

At Least 3 Years of Issuers Operations:              yes
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Date of Purchase:                                    06/24/99

Number of Units Purchased:                  250,000

Price Per Unit:                                      $100.00

Total Price Paid:                                    $250,000.00

Portfolio Assets on Trade Date:                      $77,064,602

 % Gross Underwriting Spread:                        0.32%

Underwriting Type:                                   Firm

 Total Offering:                                     185,000,000

25% of Offering:                                     46,250,000
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Affiliated Underwriter :                             Donaldson Lufkin Jenrette

Broker from whom Fund/Portfolio purchased:  Bear Stearns